EXHIBIT 21

                         Subsidiaries of the Registrant

                                                                       State or Other
                                                                       Jurisdiction of           Percentage
                                                                       Incorporation             Ownership
                                                                       ---------------           ----------
Parent
------
First Federal Bancorporation                                           Minnesota                   N/A


Subsidiary (1)
----------

First Federal Bank                                                     United States               100%


Subsidiaries of First Federal Bank (1)
----------------------------------

First Federal Service Corporation                                      Minnesota                   100%

___________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.